Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Sara Bonney	515-878-0835, bonney.sara@principal.com

Principal Financial Group Announces Third Quarter 2025 Results

Raises fourth quarter 2025 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for third quarter 2025.

Diluted earnings per common share	3Q25	Net income attributable to PFG (in millions)	3Q25
Net income attributable to PFG	$0.95	Net income attributable to PFG	$214
Non-GAAP net income attributable to PFG, excluding exited business[1]	$2.06	Non-GAAP net income attributable to PFG, excluding exited business[1]	$466
Non-GAAP operating earnings[1]	$2.10	Non-GAAP operating earnings[1]	$474

Third Quarter 2025 Highlights

•	Non-GAAP operating earnings per diluted share, excluding significant variances[2], of $2.32 increased 13% over prior year quarter

•	Returned $398 million of capital to shareholders, including $225 million of share repurchases and $173 million of common stock dividends

•	Raised fourth quarter 2025 common stock dividend to $0.79 per share, a 1-cent increase over third quarter 2025, an 8% increase over fourth quarter 2024 and an 8% increase on a trailing twelve-month basis

•	Assets under management (AUM) of $784 billion, including $0.4 billion of net cash flow; assets under administration (AUA) of $1.8 trillion

•	Strong financial position with $1.6 billion of excess and available capital

Deanna Strable, Chair, President and CEO of Principal®

“Robust operating performance delivered strong EPS growth in the third quarter driving ROE to the top of our target range, underpinned by sound business fundamentals, enhanced margin performance, and strategic positioning in high-growth market segments. Sustained free cash flow enabled investments across value-creating business opportunities and shareholder distributions, while maintaining a strong capital position and financial flexibility.

Based on our year-to-date execution and continued business momentum, we remain confident in achieving our full-year guidance and advancing our strategic initiatives."

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances, is after tax. See Exhibit 1 for details on the impact of 3Q 2025 and 3Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Third Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Net income (loss) attributable to PFG	$213.8	$(220.0)	N/M	$1,573.5	$(206.1)	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$465.6	$419.1	11%	$1,550.8	$1,450.8	7%
Non-GAAP operating earnings	$473.7	$412.0	15%	$1,825.6	$1,632.9	12%

Diluted earnings per common share
Net income (loss) attributable to PFG	$0.95	$(0.95)	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$2.06	$1.78	16%
Non-GAAP operating earnings	$2.10	$1.76	19%
Non-GAAP operating earnings, excluding significant variances[2]	$2.32	$2.05	13%

Assets under administration (billions)	$1,792.5	$1,691.0	6%
Assets under management (billions)	$784.3	$740.6	6%
AUM net cash flow (billions)	$0.4	$(1.1)	N/M

Third Quarter Segment Highlights3

•	Retirement and Income Solutions pre-tax operating earnings[4], excluding the significant variances outlined in Exhibit 1, increased 8% on net revenue[5] growth of 4% and margin[6] of 42%

•	Investment Management pre-tax operating earnings increased 9% on management fee increase of 5% and margin[7] expansion of 180 bps to 40%

•	Specialty Benefits record pre-tax operating earnings, excluding the significant variances outlined in Exhibit 1, increased 28% on strong underwriting results

3 Segment amounts excluding significant variances are non-GAAP. See Exhibit 1 for details on the impact of the significant variances. The company has determined these measures are more representative of underlying comparable operating results for the segments.

4 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

5 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

6 Operating margin for Retirement and Income Solutions = pre-tax operating earnings divided by net revenue.

7 Operating margin for Investment Management = pre-tax operating earnings adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Segment Results8

In millions except percentages, or otherwise noted except percentages or otherwise noted)

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating earnings	$310.3	$246.1	26%	$1,166.2	$1,040.7	12%
Net revenue	$751.7	$679.4	11%	$2,919.0	$2,762.2	6%
Operating margin	41.3%	36.2%		40.0%	37.7%

•	Pre-tax operating earnings increased $64.2 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $22.5 million due to higher net revenue and disciplined expense management.

•	Net revenue increased $72.3 million. Excluding the significant variances outlined in Exhibit 1, net revenue increased $30.6 million primarily due to growth in the business and favorable markets.

Investment Management

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating earnings	$173.5	$159.1	9%	$611.6	$544.1	12%
Operating revenues less pass-through expenses[9]	$444.0	$427.8	4%	$1,724.7	$1,630.8	6%
Operating margin	39.8%	38.0%		36.3%	34.0%
Assets under management (billions)	$601.6	$572.8	5%

•	Pre-tax operating earnings increased $14.4 million primarily driven by higher operating revenues less pass-through expenses and disciplined expense management.

•	Operating revenues less pass-through expenses increased $16.2 million primarily due to higher management fees.

8 Segment amounts excluding significant variances are non-GAAP. See Exhibit 1 for details on the impact of the significant variances. The company has determined these measures are more representative of underlying comparable operating results for the segments.

9 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for Investment Management as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

International Pension

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating earnings	$101.2	$109.7	(8)%	$303.0	$320.4	(5)%
Net revenue	$187.9	$195.4	(4)%	$630.6	$669.6	(6)%
Operating margin[10]	53.9%	56.1%		48.0%	47.8%
Assets under management (billions)	$150.7	$138.3	9%

•	Pre-tax operating earnings decreased $8.5 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $2.0 million.

•	Net revenue decreased $7.5 million. Excluding the significant variances outlined in Exhibit 1, net revenue decreased $1.8 million.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating earnings	$155.5	$101.7	53%	$536.5	$431.7	24%
Premium and fees	$845.2	$818.8	3%	$3,340.5	$3,225.0	4%
Operating margin[11]	18.4%	12.4%		16.1%	13.4%
Incurred loss ratio	56.4%	62.7%		58.5%	61.6%

•	Pre-tax operating earnings increased $53.8 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $31.9 million due to more favorable underwriting experience along with growth in the business.

•	Premium and fees increased $26.4 million driven by growth in the business.

•	Incurred loss ratio was 56.4%. Excluding the significant variances outlined in Exhibit 1, the incurred loss ratio of 58.1% improved due to more favorable underwriting experience in group life, group disability and group dental.

10 Operating margin for International Pension = pre-tax operating earnings divided by net revenue.

11 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating earnings (losses)	$(69.0)	$(37.3)	(85)%	$(28.2)	$21.2	N/M
Premium and fees	$248.9	$241.1	3%	$947.4	$928.7	2%
Operating margin	(27.7)%	(15.5)%		(3.0)%	2.3%

•	Pre-tax operating earnings decreased $31.7 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings decreased $2.7 million driven by less favorable mortality.

•	Premium and fees increased $7.8 million, as strong business market growth more than offset the runoff of the legacy life business.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	3Q25	3Q24	% Change	3Q25	3Q24	% Change
Pre-tax operating losses	$(91.6)	$(79.4)	(15)%	$(382.3)	$(360.2)	(6)%

•	Pre-tax operating losses increased $12.2 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating losses increased $8.7 million primarily due to lower interest income and higher operating expenses.

Common Stock Dividend

•	The company is announcing a fourth quarter cash dividend of $0.79 per share to holders of common shares. The dividend will be payable on Dec 19, 2025, to shareholders of record as of Dec 3, 2025.

Exhibit 1

Principal Financial Group

Impact of Significant Variances12 on Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG,

Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Three Months Ended,		Trailing Twelve Months,
	3Q25	3Q24	3Q25	3Q24
Net income (loss) attributable to PFG	$(55.9)	$(84.7)	$(96.4)	$(134.4)
(Income) loss from exited business	6.1	20.6	6.1	20.6
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(49.8)	(64.1)	(90.3)	(113.8)
Net realized capital (gains) losses, as adjusted	0.2	(3.7)	0.2	(3.7)
Non-GAAP operating earnings	(49.6)	(67.8)	(90.1)	(117.5)
Income taxes	(10.5)	(12.9)	(21.5)	(30.3)
Non-GAAP pre-tax operating earnings	$(60.1)	$(80.7)	$(111.6)	$(147.8)

Per diluted share:
Net income (loss) attributable to PFG	$(0.25)	$(0.36)
(Income) loss from exited business	0.03	0.09
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(0.22)	(0.27)
Net realized capital (gains) losses, as adjusted	-	(0.02)
Non-GAAP operating earnings	$(0.22)	$(0.29)
Weighted average diluted common shares outstanding	225.2	233.8

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$(4.5)	$(46.2)	$(45.6)	$(94.2)

Investment Management	-	-	4.8	-
International Pension	28.5	39.0	22.7	39.1
Principal Asset Management	28.5	39.0	27.5	39.1

Specialty Benefits	8.3	(13.6)	11.1	(24.6)
Life Insurance	(99.3)	(70.3)	(118.7)	(95.3)
Benefits and Protection	(91.0)	(83.9)	(107.6)	(119.9)

Corporate	6.9	10.4	14.1	27.2
Total segment pre-tax operating earnings (losses)	$(60.1)	$(80.7)	$(111.6)	$(147.8)

Income statement line item details of significant variances are available in our earnings conference call presentation on our website.

Earnings Conference Call

12 Significant variances (SVs) in 3Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance and Latin American inflation in International Pension; 3) impacts of 2025 actuarial assumption review. SVs in 3Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance and Latin American inflation in Principal International; 3) impacts of 2024 actuarial assumption review; 4) impact of GAAP-only regulatory closed block adjustment in Life Insurance. SVs on a trailing twelve months in 3Q25 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2025 actuarial assumption review; 3) higher than expected encaje performance and Latin American inflation in International Pension; 4) impact from a one-time expense accrual release in RIS, Investment Management, Specialty Benefits, Life Insurance, and Corporate.; 5) impact of GAAP-only regulatory closed block adjustment in Life Insurance; 6) impact of model refinement in Specialty Benefits. SVs on a trailing twelve months in 3Q24 include 1) lower than expected variable investment income in RIS, International Pension, Specialty Benefits, Life Insurance partially offset by higher than expected variable investment income in Corporate; 2) impacts of 2024 actuarial assumption review; 3) higher than expected encaje performance, Latin American inflation, Latin American non-economic LDTI discount rate impacts, and other items in International Pension; 4) impact of GAAP-only regulatory closed block adjustment in Life Insurance.

On Tuesday, Oct. 28, 2025, at 10:00 a.m. (ET), Chair, President and Chief Executive Officer Deanna Strable and Executive Vice President and Chief Financial Officer Joel Pitz will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
•	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.
•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2024, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®13

Principal Financial Group® (Nasdaq: PFG) is a global financial company with approximately 20,000 employees14 passionate about improving the wealth and well-being of people and businesses. In business for 146 years, we’re helping over 70 million customers14 plan, insure, invest, and retire, while working to support the communities where we do business, and building an inclusive workforce. Principal® is proud to be recognized as one of the 2025 World’s Most Ethical Companies15 and named as a “Best Places to Work in Money Management16.” Learn more about Principal and our commitment to building a better future at principal.com.

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Summary of Principal Financial Group® and Segment Results

	(in millions)
	Three Months Ended,		Trailing Twelve Months,
Principal Financial Group, Inc. Results	3Q25	3Q24	3Q25	3Q24
Net income (loss) attributable to PFG	$213.8	$(220.0)	$1,573.5	$(206.1)
(Income) loss from exited business	251.8	639.1	(22.7)	1,656.9
Non-GAAP net income (loss) attributable to PFG excluding exited business	$465.6	$419.1	$1,550.8	$1,450.8
Net realized capital (gains) losses, as adjusted	8.1	(7.1)	274.8	182.1
Non-GAAP Operating Earnings*	$473.7	$412.0	$1,825.6	$1,632.9
Income taxes	106.2	87.8	381.2	365.0
Non-GAAP Pre-Tax Operating Earnings	$579.9	$499.8	$2,206.8	$1,997.9

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$310.3	$246.1	$1,166.2	$1,040.7
Principal Asset Management	274.7	268.7	914.6	864.5
Benefits and Protection	86.5	64.4	508.3	452.9
Corporate	(91.6)	(79.4)	(382.3)	(360.2)
Total Segment Pre-Tax Operating Earnings	$579.9	$499.8	$2,206.8	$1,997.9

13 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

14 As of September 30, 2025

15 Ethisphere, 2025

16 Pensions & Investments, 2023

	Per Diluted Share
	Three Months Ended,		Nine Months Ended,
	3Q25	3Q24	3Q25	3Q24
Net income (loss) attributable to PFG	$0.95	$(0.95)	$2.95	$2.81
(Income) loss from exited business	1.11	2.73	2.32	2.06
Non-GAAP net income (loss) excluding exited business	$2.06	$1.78	$5.27	$4.87
Net realized capital (gains) losses, as adjusted	0.04	(0.03)	0.80	0.17
Impact of dilutive shares[17]	0.00	0.01	0.00	0.00
Non-GAAP Operating Earnings	$2.10	$1.76	$6.07	$5.04
Impact of significant variances[18]	0.22	0.29	0.24	0.52
Non-GAAP Operating Earnings, excluding significant variances	$2.32	$2.05	$6.31	$5.56
Weighted-average diluted common shares outstanding (in millions)	225.2	233.8	226.8	236.6

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	3Q25	4Q24
Total assets (in billions)	$334.5	$313.7
Stockholders’ equity (in millions)	$11,717.9	$11,131.3
Total common equity (in millions)	$11,665.5	$11,086.4
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,333.3	$12,144.0
End of period common shares outstanding (in millions)	220.5	226.2
Book value per common share	$52.90	$49.01
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$55.93	$53.69

17 When a net loss is reported, our basic weighted-average shares are used to calculate diluted earnings per share, as dilutive shares would have an antidilutive effect and result in a lower loss per share.

18 See exhibit 1 for details on the impact of 3Q 2025 and 3Q 2024 significant variances on net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	3Q25	4Q24
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,717.9	$11,131.3
Noncontrolling interest	(52.4)	(44.9)
Stockholders’ equity available to common stockholders	11,665.5	11,086.4
Cumulative change in fair value of funds withheld embedded derivative	(2,021.6)	(2,381.3)
AOCI, other than foreign currency translation adjustment	2,689.4	3,438.9
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,333.3	$12,144.0

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$52.90	$49.01
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	3.03	4.68
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$55.93	$53.69

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3Q25	3Q24	3Q25	3Q24
Income Taxes:
Total GAAP income taxes (benefit)	$14.5	$(100.4)	$260.0	$(186.2)
Net realized capital gains (losses) tax adjustments	2.6	(7.6)	60.1	32.5
Exited business tax adjustments	66.9	170.0	(10.0)	440.6
Income taxes related to equity method investments and noncontrolling interest	22.2	25.8	71.1	78.1
Income taxes	$106.2	$87.8	$381.2	$365.0

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$85.7	$77.4	$(114.6)	$(51.4)

Market value adjustments to fee revenues	-	-	(0.1)	1.1
Net realized capital gains (losses) related to equity method investments	1.2	0.3	1.9	(9.0)
Derivative and hedging-related revenue adjustments	(25.7)	17.3	(82.6)	52.0
Certain variable annuity fees	17.2	17.7	68.2	71.9
Sponsored investment funds and other adjustments	9.1	6.4	35.1	25.0
Capital gains distributed – operating expenses	(41.4)	(36.7)	(42.4)	(96.4)
Amortization of actuarial balances	(4.3)	(0.3)	(10.5)	(0.6)
Derivative and hedging-related expense adjustments	(3.4)	(2.6)	0.8	(1.9)
Market value adjustments of embedded derivatives	(0.1)	(5.6)	(26.8)	(13.0)
Market value adjustments of market risk benefits	(13.2)	(40.8)	(78.9)	(75.9)
Capital gains distributed – cost of interest credited	(17.6)	(4.8)	(34.2)	(85.4)
Net realized capital gains (losses) tax adjustments	2.6	(7.6)	60.1	32.5
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(18.2)	(13.6)	(50.8)	(31.0)
Total net realized capital gains (losses) after-tax adjustments	(93.8)	(70.3)	(160.2)	(130.7)

Net realized capital gains (losses), as adjusted	$(8.1)	$7.1	$(274.8)	$(182.1)

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Amortization of reinsurance gains (losses)	$(18.3)	$(46.4)	$(180.7)	$(492.2)
Other impacts of exited business	(34.3)	(25.3)	(138.9)	69.1
Net realized capital gains (losses) on funds withheld assets	(0.2)	39.4	13.3	151.1
Change in fair value of funds withheld embedded derivative	(265.9)	(776.8)	339.0	(1,825.5)
Tax impacts of exited business	66.9	170.0	(10.0)	440.6
Total income (loss) from exited business	$(251.8)	$(639.1)	$22.7	$(1,656.9)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3Q25	3Q24	3Q25	3Q24
Investment Management Operating Revenues Less Pass-Through Expenses:
Operating revenues	$483.9	$466.4	$1,879.4	$1,779.2
Commissions and other expenses	(39.9)	(38.6)	(154.7)	(148.4)
Operating revenues less pass-through expenses	$444.0	$427.8	$1,724.7	$1,630.8